UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2014

VAPORIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55132	45-5215796
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4400 Biscayne Boulevard

Miami, FL 33137

(Address of Principal Executive Office) (Zip Code)

(305) 576-9298

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 8, 2014, Emagine the Vape Stores, LLC, a Delaware limited liability company (“Emagine”) managed by Vaporin, Inc., a Delaware corporation (the “Company”), entered into a Secured Line of Credit Agreement (the “Agreement”), effective as of December 1, 2014, with one affiliated shareholder of the Company and two unaffiliated investors (the “Lenders”). Under the Agreement, the Lenders agreed to advance up to $3,000,000 in three equal tranches in exchange for secured promissory notes which mature on March 31, 2016, bear interest at 12% per annum, and are secured by a first lien on the assets of Emagine. The first tranche of funding under the Agreement was provided on December 1, 2014.

The funds will be used to purchase and/or open Vape Stores similar to those operated by the Company. Although no formal agreement has been executed, the Company has agreed that it and Vapor Corp. will each own 50% of Emagine. For further information, see the Form 8-K filed November 7, 2014 disclosing the proposed merger of the Company into Vapor Corp.

A form of the Agreement and a form of the Note are filed as exhibits under Item 9.01 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Form of Secured Line of Credit Agreement

10.2	Form of Secured Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPORIN, INC.

Date: December 12, 2014	By:	/s/ Scott Frohman
	Name:	Scott Frohman
	Title:	Chief Executive Officer